Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors
ILX Resorts Incorporated

As independent certified public accountants, we hereby consent to the use of our report dated February 15, 2002, with respect to the 2001 consolidated financial statements of ILX Resorts Incorporated in a Registration Statement on Form S-3 relating to the registration of up to 300,000 shares of common stock. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.


                                        HANSEN, BARNETT, & MAXWELL

Salt Lake City, Utah
February 28, 2003